SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) :               July 14 ,1998


                                OMNI DOORS, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

         333-39629                                    59-2549529
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    (Commission File Number)                   (IRS Employer Identification No.)


              16910 Dallas Parkway, Suite 100, Dallas, Texas         75248
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         (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (972)  248-1922
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ITEM 1.  CHANGES  IN  CONTROL OF REGISTRANT


On July 14, 1998 Millennia, Inc. ("Seller") executed a stock purchase agreement with China Economic Growth Investment Corp., LLC, a Delaware corporation ("Buyer"), whereby Seller sold to Buyer, upon certain terms and conditions set forth in that agreement, 10,260,000 shares of the common stock of Omni Doors, Inc., a Florida corporation, which is a public corporation whose stock trades in the Over the Counter Market under the symbol, "OMDO". This sale represents 90% of the issued and outstanding shares of the common stock of Omni Doors, Inc. (the "Registrant") and effectively transfers control to the Buyer. As part of this sale, all of the existing assets and liabilities of the Registrant were transferred to a Texas corporation known as Millennia Doors, Inc. The current officers and directors of the Registrant resigned and the following three directors were elected to replace them: Mr. Chen Yong, Mr. Huang Zuxiang and Ms. Sophia Yao. The Registrant has elected the following new officers: Chen Yong as President, Huang Zuxiang as Secretary and Sophia Yao as Treasurer.



EXHIBITS

Exhibit No. 10.1       Stock Purchase Agreement dated July 14, 1998.




SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               OMNI DOORS, INC.

                               By: /s/ Sophia Yao
                                   ------------------------
                                   Sophia  Yao, Treasurer


Dated:  July 20, 1998


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